Exhibit 99.1

CytomX Therapeutics Reports First Quarter 2023 Financial Results and Provides Business Update

- Continued progress in Phase 1 dose escalation for CX-904 (EGFRxCD3) -

- IND enabling activities on track for filings for CX-2051 (EpCAM-directed ADC) and CX-801 (Interferon alpha-2b) in the second half of 2023 -

- Bristol Myers Squibb advances Anti-CTLA-4 non-fucosylated Probody®, BMS-986288, from Phase 1 to Phase 2 clinical evaluation as lead, next-generation CTLA-4 program -

- CD71 strategy under evaluation including potential further advancement of CX-2029 and next generation CD71 targeting strategies -

- Continued progress in strategic alliances including a $5 million clinical candidate milestone in Probody® T-Cell Bispecific collaboration with Astellas and initiation of Regeneron and Moderna collaborations -

- Marcia Belvin, Ph.D. promoted to Chief Scientific Officer -

- CytomX to host conference call today at 5 p.m. EST / 2 p.m. PST

SOUTH SAN FRANCISCO, Calif., May 9, 2023 – CytomX Therapeutics, Inc. (Nasdaq: CTMX), a leader in the field of conditionally activated, localized biologics, today reported first quarter 2023 financial results and provided a business update.

“As we entered 2023, CytomX continued the advancement of our diversified portfolio of innovative Probody® therapeutic candidates for the treatment of cancer while ensuring disciplined resource allocation,” said Sean McCarthy, D.Phil., chief executive officer and chairman of CytomX Therapeutics. “We remain intensely focused on execution towards key inflection points in our therapeutic pipeline including continued progress with CX-904 in Phase 1 and advancing our next-generation candidates, CX-2051 and CX-801, towards IND filings. Our scientific depth in conditional activation and biologics localization positions the company at the forefront of potential breakthroughs with potent biologic modalities such as ADCs, T-Cell engagers and cytokines. Additionally, our scientific leadership has attracted valued new relationships with Regeneron and Moderna, allowing us to maintain balance sheet strength. Moreover, with more than fifteen internal and partnered therapeutic programs, we are well positioned to deliver meaningful treatments to patients over time.”

Dr. McCarthy continued, “I’m also thrilled to announce the promotion of Dr. Marcia Belvin to the position of chief scientific officer. Marcia’s skill and experience has played a central role in the translation of key learnings from our first wave of clinical programs into the next generation Probody® therapeutic candidates that comprise our current pipeline. My colleagues and I look forward to Marcia’s continued success as we pursue our shared vision of building a long-term company that brings new and differentiated treatments to people with cancer.”

First Quarter Business Highlights and Recent Developments

•
Continued progress in Phase 1 dose escalation for CX-904, T-cell-engaging bispecific (TCB) targeted to EGFRxCD3 – CX-904 is a conditionally activated TCB designed to target the epidermal growth factor receptor (EGFR) on cancer cells and the CD3 receptor on T cells within the tumor microenvironment. CX-904 is partnered with Amgen and is being evaluated by CytomX in an ongoing Phase 1 study in patients with advanced solid tumors. The first patient was dosed in May 2022 and the dose escalation portion of the study continues to advance. The primary goal of dose escalation is to assess safety and reach dose levels and exposures by the end of 2023 at which enrollment into backfill cohorts in certain EGFR positive tumors can begin. In 2024, a key milestone will be the selection of the recommended Phase 2 dose and decision to potentially initiate expansion cohorts. This program is partnered with Amgen in a global co-development alliance.

•
IND enabling activities on track for filings for CX-2051 (EpCAM-directed ADC) and CX-801 (Interferon alpha-2b) in the second half of 2023 – CytomX has selected previously validated anti-cancer targets, EpCAM and IFNa2b, respectively, that have been limited in their potential due to systemic toxicities, for its next generation molecules. The molecular design of CX-2051 and CX-801 has incorporated CytomX’s platform expertise and clinical learnings to optimize predicted therapeutic index in order to potentially broaden the clinical utility of these promising targets through tumor localized conditional activation.

•
BMS advancement of BMS-986288 to Phase 2 – In February 2023, BMS published pipeline updates that included moving the Anti-CTLA-4 non-fucosylated Probody®, BMS-986288, from Phase 1 to Phase 2. BMS prioritized the BMS-986288 Probody® program over the other two molecules in its CTLA-4 pipeline – the Probody®, BMS-986249, and the antibody, BMS-986218. Clinical evaluation of BMS-986288 is ongoing.

•
CD71-Targeting strategies under evaluation – In March 2023, AbbVie notified CytomX that it would not advance the CD71-targeting, conditionally activated ADC, CX-2029, into additional clinical studies and provided notice of termination of the 2016 CD71 License and Collaboration Agreement. CytomX is assessing acquisition of full rights to CX-2029 whilst also evaluating potential next generation CD71 targeting strategies.

•
Clinical candidate milestone achievement in Astellas TCB collaboration – In January 2023, Astellas nominated a collaboration clinical candidate, the first Probody® TCB molecule to progress in the alliance, triggering a $5 million dollar milestone payment to CytomX. CytomX and Astellas are collaborating on additional conditionally activated TCB programs, and CytomX is eligible to receive future preclinical, clinical, and commercial milestones. CytomX retains a cost share and co-commercialization option on a select number of targets.

•
Marcia Belvin, Ph.D. promoted to Chief Scientific Officer – In March 2023, Marcia Belvin, Ph.D. was promoted to the position of chief scientific officer. Dr Belvin has served as the company’s senior vice president, head of research since April 2020 and joined the company as head of oncology research in 2018. Prior to joining CytomX, Dr. Belvin held roles of increasing responsibility at Genentech, where for over 13 years, she led multiple preclinical pipeline teams and oversaw programs in cancer signaling, cancer metabolism, and cancer immunology. Dr. Belvin began her career at Exelixis, where she managed teams responsible for preclinical pipeline discovery within the oncology and inflammation portfolios.

Priorities for 2023

•
CX-904 (EGFRxCD3): Continue patient enrollment and dose escalation in ongoing Phase 1 study and initiate backfill cohorts by the end of 2023
•
File 2 New INDs (wholly-owned): CX-801 (IFNa2b) and CX-2051 (EpCAM) projected in the second half of 2023
•
Next-Generation CTLA-4 Program: Continued clinical progress for BMS-986288
•
CX-2029 (CD71): Determine next steps for CD71 program, including CX-2029
•
Collaborations: Continuation of drug discovery activities within R&D alliances including those with our newest collaborators, Regeneron and Moderna

First Quarter 2023 Financial Results

Cash, cash equivalents and investments totaled $204.5 million as of March 31, 2023, compared to $193.7 million as of December 31, 2022. Operating cash received in the first quarter included a $35.0 million upfront payment received as a result of the execution of the Moderna collaboration agreement in the fourth quarter of 2022 and a $5.0 million milestone earned under the Astellas collaboration.

Total revenue was $23.5 million for the three months ended March 31, 2023, compared to $9.0 million for the corresponding period in 2022. The increase in revenue was driven primarily by a higher percentage of completion versus the corresponding period in 2022 for projects under the company’s projects with Bristol Myers Squibb, the milestone earned under the agreement with Astellas, and revenue recognition of the remaining deferred revenue upon termination of the AbbVie CD71 Agreement.

Research and development expenses decreased by $9.4 million during the three months ended March 31, 2023 to $21.2 million, compared to $30.6 million for the corresponding period in 2022. The decrease in research and development expenses for the three months ended March 31, 2023 compared to the corresponding period of 2022 was primarily due to a decrease in personnel related expenses, as well as winding down of laboratory contract services and clinical study activities related to the CX-2009 and CX-2029 programs, partially offset by an increase in laboratory contract services related to IND enabling activities.

General and administrative expenses decreased by $2.6 million during the three months ending March 31, 2023 to $8.0 million, compared to $10.5 million for the corresponding period in 2022. General and administrative expenses decreased primarily due to a decrease in personnel related expenses due to the workforce reduction in 2022 and patent related legal expenses.

Conference Call & Webcast

CytomX management will host a conference call and simultaneous webcast today at 5 p.m. ET (2 p.m. PT) to discuss the financial results and provide a business update. Participants may access the live webcast of the conference call from the Events and Presentations page of CytomX’s website at https://ir.cytomx.com/events-and-presentations. Participants may register for the conference call here and are advised to do so at least 10 minutes prior to joining the call. An archived replay of the webcast will be available on the company’s website.

About CytomX Therapeutics

CytomX is a clinical-stage, oncology-focused biopharmaceutical company focused on developing novel conditionally activated biologics localized to the tumor microenvironment. By pioneering a novel class of conditionally activated biologics, powered by its Probody® technology platform, CytomX’s goal is to transcend the limits of current cancer treatments. CytomX’s robust and differentiated pipeline comprises therapeutic candidates across multiple treatment modalities including antibody-drug conjugates (“ADCs”), T-cell engaging bispecific antibodies (“TCBs”), and immune modulators such as cytokines and checkpoint inhibitors (“CPIs”). CX-2029 is an investigational conditionally activated antibody-drug conjugate (ADC) directed toward CD71. CytomX’s clinical pipeline also includes cancer immunotherapeutic candidates against validated targets such as the CTLA-4-targeting Probody therapeutic BMS-986288, partnered with Bristol Myers Squibb, as well as CX-904, a conditionally activated T-cell-engaging bispecific antibody targeting the epidermal growth factor receptor (EGFR) on tumor cells and the CD3 receptor on T cells, which is partnered with Amgen. In addition, CytomX has a diverse preclinical portfolio of wholly-owned assets including CX-801, an interferon alpha-2b Probody cytokine that has broad potential applicability in traditionally immuno-oncology sensitive as well as insensitive (cold) tumors and CX-2051, a conditionally activated ADC directed toward EpCAM, with potential applicability across multiple EpCAM-expressing epithelial cancers. CytomX has also established strategic collaborations with multiple leaders in oncology, including Amgen, Astellas, Bristol Myers Squibb, Regeneron and Moderna. For more information about CytomX and how it is working to make conditionally activated treatments the new standard-of-care in the fight against cancer, visit www.cytomx.com and follow us on LinkedIn and Twitter.

CytomX Therapeutics Forward-Looking Statements

This press release includes forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are difficult to predict, may be beyond our control, and may cause the actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied in such statements, including those related to the future potential of partnerships or collaboration agreements. Accordingly, you should not rely on any of these forward-looking statements, including those relating to the potential benefits, safety and efficacy or progress of CytomX’s or any of its collaborative partners’ product candidates, including CX-2029, BMS-986288, CX-904, CX-801, and CX-2051, the potential benefits or applications of CytomX’s Probody platform technology, CytomX’s ability to develop and advance product candidates into and successfully complete clinical trials, including the ongoing and planned clinical trials of BMS-986288, and CX-904, and the timing of the commencement of clinical trials, initial and ongoing data availability, and the timing of investigational new drug applications, including for CX-801 and CX-2051, and other development milestones. Risks and uncertainties that contribute to the uncertain nature of the forward-looking statements include: the unproven nature of CytomX’s novel Probody Platform technology; CytomX’s clinical trial product candidates are in the initial stages of clinical development and its other product candidates are currently in preclinical development, and the process by which preclinical and clinical development could potentially lead to an approved product is long and subject to significant risks and uncertainties, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the business, research and clinical operations of CytomX or its partners, including the development of preclinical drug candidates due to delays in and disruption of research activities and the development of clinical drug candidates due to delays in or disruption of clinical trials, including impacts on the enrollment of patients in clinical trials or other clinical trial disruptions; the possibility that the results of preclinical research and early clinical trials may not be predictive of future results; the possibility that CytomX’s clinical trials will not be successful; the possibility that current preclinical research may not result in additional product candidates; CytomX’s dependence on the success of CX-2029, BMS-986288, CX-904, CX-801, and CX-2051; CytomX’s reliance on third parties for the manufacture of the Company’s product candidates; and possible regulatory developments in the United States and foreign countries. Additional applicable risks and uncertainties include those relating to our preclinical research and development, clinical development, and other risks identified under the heading "Risk Factors" included in CytomX’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2023. The forward-looking statements contained in this press release are based on information currently available to CytomX and speak only as of the date on which they are made. CytomX does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Probody is a U.S. registered trademark of CytomX Therapeutics, Inc.

Investor Contact:

Chris Ogden

SVP, Finance and Accounting

cogden@cytomx.com

Direct: (317) 767-4764

Investor and Media Contact:

Stern Investor Relations

Stephanie Ascher

stephanie.ascher@sternir.com
212-362-1200

CYTOMX THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2023	2022

Revenues	$23,499	$9,040
Operating expenses:
Research and development	21,175	30,559
General and administrative	7,977	10,543
Total operating expenses	29,152	41,102
Loss from operations	(5,653)	(32,062)
Interest income	2,327	68
Other income, net	15	13
Net loss	(3,311)	(31,981)
Other comprehensive income (loss):
Unrealized gain (loss) on short-term investments, net of tax	16	(677)
Comprehensive loss	$(3,295)	$(32,658)

Net loss per share:
Basic and diluted net loss per share	$(0.05)	$(0.49)
Shares used in computing basic and diluted net loss per share	66,248,992	65,393,691

CYTOMX THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2023	2022
	(unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$56,357	$193,650
Short-term investments	148,145	—
Accounts receivable	1,090	35,986
Prepaid expenses and other current assets	6,685	7,466
Total current assets	212,277	237,102
Property and equipment, net	4,573	5,072
Intangible assets, net	839	875
Goodwill	949	949
Restricted cash	917	917
Operating lease right-of-use asset	15,048	15,949
Other assets	27	27
Total assets	$234,630	$260,891
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$2,203	$2,809
Accrued liabilities	22,275	28,532
Deferred revenue, current portion	126,784	121,267
Total current liabilities	151,262	152,608
Deferred revenue, net of current portion	157,133	180,059
Operating lease liabilities - long term	12,872	13,975
Total liabilities	321,267	346,642
Commitments and contingencies
Stockholders' equity (deficit):
Convertible preferred stock	—	—
Common stock	1	1
Additional paid-in capital	639,526	637,117
Accumulated other comprehensive income	26	10
Accumulated deficit	(726,190)	(722,879)
Total stockholders' deficit	(86,637)	(85,751)
Total liabilities and stockholders' equity (deficit)	$234,630	$260,891

__________________

(1)
The condensed balance sheet as of December 31, 2022 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.